UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑            Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
INTEL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:
☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

Intel Governance and Compensation April 2009

Corporate Governance Update Board independence measures - separate chair and CEO roles, majority independent directors, independent board committees Transparency - corporate governance guidelines and committee charters published on website and long history of public voluntary reporting on corporate governance (annual CSR report) Majority vote - amended bylaws in 2006 to adopt majority-vote standard (recognized as "gold standard" in corporate governance) "Say on pay" - responded proactively and voluntarily to shareholder requests for stronger voice in executive pay in 2009.

Corporate Governance Ratings IR Global Rankings -Top Ranked Corporate Governance Practices (March 2009) CRO's 100 Best Corporate Citizens - including #1 ranking in corporate governance category (February 2009) Technology Market Supersector Leader by Dow Jones Sustainability Indexes for 8th year running (September 2008) Named to Global 100 Most Sustainable Companies announced at World Economic Forum 5 yrs running (January 2009) Covalence Ethical Rating 2008- Rated #2 overall and #1 in our sector (January 2009)

Steadily Increasing Dividend Dividends Dividends: $15B returned to stockholders 5 years of increasing dividends CAGR = 47% Dividend Yield = 3.7%^ ^ represents $15.03 Intel stock price close on 4/1/2009 Source: Intel

Stock Repurchases and Dilution Repurchases: Return cash to stockholders Exercises as % of shares out 5 year average = 1.1% 13 year average = 1.2% Shares Repurchased Shares Exercised M Shares Source: Intel

6 Buyback History in Dollars Source: Intel

Options Exchange Program

Intel's Options Exchange Proposal Value neutral and cost neutral exchange of employee stock options Results in substantially fewer shares offered each participating employee P&L expense already realized so no added cost impacts Excludes named executives and Board of Directors Surrendered options are cancelled completely Significant reduction in overhang Options plans put to proxy bi-annually for stockholders to monitor and vote on Only long-term out-of-the-money options are eligible

Key Reasons for Options Exchange Options remain a key element of our compensation philosophy All other forms of compensation frozen across the board in effort to reduce costs and preserve cash No raises or promotions Significant cuts to defined benefit plans and employee stock participation plan Opportunity to make equity plan have renewed meaning to employees-at no cost-at a time when significant cutbacks taking place Equity compensation better aligns employee motivation and action with long-term stockholder interests Retention: market for top talent remains robust New issued options would vest over 4 years renewing retention aspect of equity plan